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                                         INTERMAGNETICS GENERAL CORPORATION

                                       Condensed Consolidated Balance Sheets
                                               (Dollars in Thousands)

                                                            Feb 23     May 26
                                                             1996       1996
ASSETS
CURRENT ASSETS
  Cash and short-term investments                           $14,672    $18,696
  Trade accounts receivable                                  18,438     20,587
  Costs and estimated earnings in
     excess of billings on uncompleted contracts              1,848      2,094
  Inventories                                                26,060     24,857
  Prepaid expenses and other                                  1,911      1,581

  TOTAL CURRENT ASSETS                                       62,929     67,815

PROPERTY, PLANT AND EQUIPMENT, net                           27,547     26,376

INVESTMENTS AND INTANGIBLE AND OTHER ASSETS                  15,066     18,206

                                                            105,542    112,397
                                                            =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                            $255     $2,277
  Accounts payable                                            4,196      5,806
  Salaries, wages and related items                           2,365      2,373
  Customer advances and deposits                                403        539
  Product warranty reserve                                    1,002      1,100
  Accrued income taxes                                          430      1,203
  Other liabilities and accrued expenses                      1,216        875

TOTAL CURRENT LIABILITIES                                     9,867     14,173

LONG-TERM DEBT,  less current portion                        29,152     29,364

DEFERRED INCOME TAXES                                           373      1,564

SHAREHOLDERS' EQUITY                                         66,150     67,296

                                                            105,542    112,397
                                                            =======    =======
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